EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Ceramco Inc. (Delaware)

     B.   Ceramco Europe Ltd. (Cayman Islands)
          a)   Ceramco U.K. Ltd. (Dormant)

     C.   Ceramco Manufacturing Co. (Delaware)

     D.   CeraMed Dental, L.L.C. (Delaware)

     E.   Dentsply Argentina S.A.C.e.I. (Argentina)

     F.   DENTSPLY ASH Inc. (formerly DENTSPLY Manufacturing Inc.)
          (Delaware)

     G.   Dentsply Dental (Tianjin) Co. Ltd. (China)

     H.   DENTSPLY Equipment Inc. (Delaware)

     I.   DENTSPLY Finance Co. (Delaware)
          a)   Dentsply International, Inc. (Chile) Limitada (Chile)
     J.   Dentsply India Pvt. Ltd. (India)

     K.   Dentsply Industria e Comercio Ltda. (Brazil)

     L. Dentsply International Preventive Care Division, L.P. (PA Limited Partnership)

     M.   Dentsply Japan Limited, L.L.C. (Japan)

     N.   Dentsply Philippines, Inc. (Philippines)

     O.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     P.   Dentsply Thailand Ltd. (Thailand)

     Q.   DeTrey do Brasil Industria e Comercio Ltda. (Brazil)

     R.   Dentsply Industria e Comercio Ltda. (Brazil)

     S.   GAC International Inc. (New York)
          a)   Old Country Road Sales Consultants, Inc.
          b)   Orthodental International, Inc.
          c)   Orthodental S.A. de C.V. (Mexico)

     T.   Gendex Dental Systems Sr.L. (Italy)


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     U.   Midwest Dental Products Corp. (Delaware)

     V.   Dentsply de Colombia, S.A. (Colombia)

     W.   United Dental Manufacturers, Inc. (Florida)


II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply Research & Development Corp.

          1.   Dentsply A.G. (Switzerland)
               a)   Dentsply EU, S.a.r.L (Luxembourg)
          2.   Dentsply Australia Pty. Ltd. (Australia (Victoria))
               a)   Dentsply New Zealand Ltd.

          3.   Dentsply Canada Ltd. (Canada (Ontario))

          4.   Dentsply Export Sales Corporation (Barbados)

          5.   Dentsply de Mexico S.A. de C.V. (Mexico)

          6.   The International Tooth Co. Limited (United Kingdom)

          7.   Ransom & Randolph Company (Delaware)

          8.   Tulsa Dental Products Inc. (Delaware)
               a)   Tulsa Fianance Co. (Delaware)
               b)   Tulsa Manufacturing, Inc. (Delaware)

         9.   Dentsply Espania, SL

     B.   Subsidiaries Dentsply EU, S.a.r.L.
          1.   VDW Holdings GmbH (Germany)
               a)   VDW GmbH
               b)   Roydent, Inc.(Michigan)
               c)   Dentsply DeTrey GmbH

     C.   Subsidiaries of Dentsply DeTrey GmbH

          1.   Dentsply Limited (Cayman Islands)

          2.   Dentsply Holdings Unlimited (U.K.)

     D.   Subsidiaries of Dentsply Limited

          1.   Dentsply Italia Sr.L.

          2.   Dentsply Russia Ltd.

          3.   Dentsply South Africa (Pty) Ltd.

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          4.   Maillefer Instruments Holdings, S.A.
               a)   Societe Immobiliere du Champs des Echelles (a/k/a
                     SICDE)
               b)   Manuplast (Switzerland)
               c)   Maillefer Instruments (Switzerland)
               d)   Maillefer Services
               e)   Maillefer Manufacturing

          5.   Dentsply DeTrey, S.A. (France)

          6.   Keith Wilson Limited (U.K., Dormant)

          7.   Amalco Holdings Ltd. (U.K., Dormant)

          8.   Oral Topics Limited (U.K., Dormant)


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